EXHIBIT 99.1

FOR IMMEDIATE RELEASE
MARCH 9, 2005

Western Wireless Corporation 3650 131st Ave. SE Bellevue, WA 98006 (425) 586-8700

Western Wireless Delays Release of Fourth Quarter and Full Year 2004
Financial Results

     BELLEVUE, Wash. (March 9, 2005) – Western Wireless Corporation (NASDAQ: WWCA), a leading provider of wireless communications services to rural America, announced today that it is delaying the release of its fourth quarter and year end 2004 financial results, originally scheduled for March 10, 2005. Western Wireless will announce a rescheduled date for releasing complete financial results on or prior to March 16, 2005.

     Western Wireless has changed the date for release of its fourth quarter and full year 2004 financial results pending completion of a review of the company’s accounting for operating leases. Western Wireless commenced this review in response to recent clarification from the Securities and Exchange Commission and is conducting its review in consultation with its independent registered public accounting firm. Western Wireless has concluded that it will change its accounting for operating leases, primarily on cell sites, to conform to generally accepted accounting principles, but has not finally determined the impact of this change on fourth quarter results.

Subscriber Results

     Pending the release of complete financial results Western Wireless announced customer additions for its domestic and international operations. Domestic net customer additions in the fourth quarter were 36,600. Average monthly churn for the quarter was 2.0%, down from 2.4% in the third quarter of 2004 and 2.1% in the fourth quarter of 2003. Total customers at December 31, 2004 were 1,395,400.

     Net postpaid and prepaid customer additions for Western Wireless International’s (“WWI”) six consolidated businesses totaled 204,900 for the quarter. Total customers at December 31, 2004 for the consolidated businesses were 1,783,900. During the fourth quarter tele.ring, WWI’s Austrian subsidiary, added 62,600 mobile customers. At the end of the quarter, tele.ring had 904,300 mobile customers. WWI’s Irish business, Meteor Mobile, added 88,000 customers during the quarter and ended the quarter with 339,600 customers. Virtually all of Meteor’s customers are prepaid. WWI also had 130,400 fixed line customers, primarily in its tele.ring operations in Austria.

About Western Wireless Corporation

     Western Wireless Corporation, located in Bellevue, Washington, serves over 1.3 million subscribers in 19 western states under the Cellular One® and Western Wireless® brand names. Through its subsidiaries and operating joint ventures, Western Wireless is licensed to offer service in eight foreign countries.

     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These factors include general economic and business conditions nationally, internationally and in the regions and countries in which we operate; demographic changes; technology changes; increased competition; changes in business strategy or development plans; our high leverage and our ability to access capital markets; our ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; our ability and the cost of acquiring additional spectrum licenses; and product liability and other claims asserted against us. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s public offering prospectuses and its reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

For further information contact:
Investment Community:	Media:
Steve Winslow Western Wireless Corporation (800) 261-5960 steve.winslow@wwireless.com	John Snyder Snyder Investor Relations (206) 262-0291 jsnyder@snyderir.com